AMENDMENT NO. 9 TO GUARANTEE AGREEMENT

AMENDMENT NO. 9 (the "Amendment") dated as of June 30, 1995 to that certain Guarantee Agreement dated as of July 12, 1988 as amended by Amendment and Waiver dated as of April 12, 1990, Amendment No. 2 dated as of October 9, 1990, Amendment No. 3 dated as of April 8, 1991, Amendment No. 4 dated March 26, 1992, Amendment No. 5 dated June 9, 1992, Amendment No. 6 dated July 30, 1993, Amendment No. 7 dated March 3, 1994, effective as of December 31, 1993 and Waiver and Amendment No. 8 to Guarantee Agreement dated February 10, 1995 (as so amended, the "Existing Guarantee") made by EDO Corporation, a New York corporation (the "Guarantor") in favor of NatWest Bank N.A. (formerly National Westminster Bank USA) (the "Bank") (as successor in interest to Manufacturers Hanover Trust Company ("Manufacturers").

W I T N E S S E T H :

WHEREAS, the Guarantor and Manufacturers were parties to the Existing
Guarantee;

WHEREAS, the Bank succeeded to all of Manufacturers' right, title and interest under the Existing Guarantee pursuant to that certain Assignment and Assumption Agreement dated as of June 8, 1990 between Manufacturers and the Bank;

WHEREAS, the Guarantor has requested that the Bank amend certain provisions of the Existing Guarantee;

WHEREAS, the Bank has agreed to such request subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The Existing Guarantee is hereby amended as follows:

(a) Subsection 10(b)(vi)(Liabilities to Net Worth) is amended by adding the following proviso at the end thereof:

"provided, however, for purposes of this subsection 10(b)(vi), as at any date of determination thereof, Consolidated Total Liabilities shall not include the customer advance payment in connection with a future contract between the Government of Brazil and the Borrower's Defense and Space Division.

(b) Subsection 10(b)(x) is amended by deleting clauses (ii) and (iii) thereof in their entirety and substituting therefor the following:

"(ii) $3,500,000 for the fiscal year ending December 31, 1995, (iii) $3,000,000 for the fiscal year ending December 31, 1996, and (iv) $4,000,000 in any fiscal year thereafter."

(c) Subsection 12(a) is amended by deleting the clause "At any time on or after April 1, 1996," and substituting therefor the clause "At any time on or after April 1, 1997,".

2. In order to induce the Bank to execute and deliver this Amendment, the Guarantor hereby represents and warrants to the Bank that the representations and warranties set forth in Section 9 of the Existing Guarantee are true and correct as if made on the date hereof except for changes in the ordinary course of business, none of which, singly or in the aggregate, have had a material adverse effect on the business, operations or financial condition of the Guarantor or on the ability of the Guarantor to perform its obligations under the Existing Guarantee and other than as has been publicly reported by the Guarantor in its announcements, releases or filings with the Securities and Exchange Commission; provided, however, that all references to the term "Guarantee" shall be deemed to be references to the Existing Guarantee as amended by this Amendment.

3. Defined terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Existing Guarantee unless the context otherwise requires. Except as expressly amended hereby, all of the terms and conditions of the Existing Guarantee shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and may be executed in any number of counterparts, all of which taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have set their signatures as of the date first above written.

EDO CORPORATION

By:    Marvin D. Genzer
Title: Secretary

NATWEST BANK N.A.

By:    Richard S. Ferrari
Title: Vice President